Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form F-3 No. 333-273087) and the related prospectus of Quhuo Limited, and
2.	Registration Statement (Form S-8 No. 333-248884) pertaining to the 2019 Share Incentive Plan of Quhuo Limited;

of our report dated September 9, 2022, with respect to the consolidated financial statements of Quhuo Limited included in this Annual Report (Form 20-F) of Quhuo Limited for the year ended December 31, 2023.

/s/ Ernst & Young Hua Ming LLP
Shanghai, The People’s Republic of China
April 17, 2024